    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997


                                                      REGISTRATION NO. 333-33509
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             CELERITY SYSTEMS, INC.
                 (Name of small business issuer in its charter)

                  DELAWARE                                   5045                                 52-2050585
             -------------------                     -------------------                      -------------------
          (State or jurisdiction of              (Primary Standard Industrial                  (I.R.S. Employer
       incorporation or organization)            Classification Code Number)                 (Identification No.)

           CELERITY SYSTEMS, INC.                                                            KENNETH D. VAN METER
    9051 EXECUTIVE PARK DRIVE, SUITE 302                                                    CELERITY SYSTEMS, INC.
         KNOXVILLE, TENNESSEE 37923                                                  9051 EXECUTIVE PARK DRIVE, SUITE 302
               (423) 539-5300                                                             KNOXVILLE, TENNESSEE 37923
 (Address and telephone number of principal                                                     (423) 539-5300
  executive offices and principal place of                                       (Name, address and telephone number of agent
                  business)                                                                      for service)

                            ------------------------

                                   COPIES TO:

            KENNETH R. KOCH, ESQ.                             PAUL JACOBS, ESQ.
 SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP           FULBRIGHT AND JAWORSKI L.L.P.
               551 FIFTH AVENUE                                666 FIFTH AVENUE
           NEW YORK, NEW YORK 10176                     NEW YORK, NEW YORK 10103-3198
          TELEPHONE: (212) 661-6500                       TELEPHONE: (212) 318-3000
          TELECOPIER: (212) 697-6686                      TELECOPIER: (212) 752-5958

                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [x]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Amendment No. 3 includes an addition to Exhibit 3.1, the Certificate of Incorporation of Celerity Systems, Inc, which was previously filed with the Securities and Exchange Commission. The Prospectus which forms a part of this Registration Statement has not been changed from that included in Amendment No. 2, as filed with the Securities and Exchange Commission on October 27, 1997.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Company's Certificate of Incorporation includes the following language:

    "No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise, or other tax, including, without limitation, any of the foregoing incurred or assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements)." According to the Certificate of Incorporation, the limitations of liability discussed in this provision cannot be limited by a modification of the Certificate of Incorporation for acts that occurred prior to that modification.

    Article NINTH of the Certificate of Incorporation of the Company, permits indemnification of, and advancement of expenses to, among others, officers and directors of the Corporation. Such Article provides as follows:

    "A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article Ninth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation."

    "B. The right to indemnification conferred in paragraph A of this Article Ninth shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware Code so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Ninth or otherwise."

    "C. The rights to indemnification and to the advancement of expenses conferred in paragraphs A and B of this Article Ninth shall be contract rights. If a claim under paragraph A or B of this Article Ninth is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Ninth or otherwise, shall be on the Corporation."

    "D. The rights to indemnification and to the advancement of expenses conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise."

    "E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware Code."

    "F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise."

    "G. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses):

SEC Registration Fee..............................................  $   5,773
                                                                    ---------
Legal Fees and Expenses...........................................    100,000*
                                                                    ---------
Blue Sky Fees (including counsel fees)............................     65,000*
                                                                    ---------
NASD Filing Fees..................................................      2,405
                                                                    ---------
Listing and Nasdaq SmallCap Market fees...........................     25,020*
                                                                    ---------
Accounting Fees and Expenses......................................     35,000*
                                                                    ---------
Transfer Agent and Registrar Fees.................................      5,000*
                                                                    ---------
Printing and Engraving Expenses...................................    130,000*
                                                                    ---------
Underwriting Non-Accountable Expense Allowance....................    450,000
                                                                    ---------
Miscellaneous.....................................................     39,402*
                                                                    ---------
Total.............................................................  $ 857,600
                                                                    ---------
                                                                    ---------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    In the past three years, the Registrant has made the following sales of unregistered securities, all of which sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein. The following section gives effect to the one-for-two-and-one-half reverse stock split of the Company's Common Stock effected in August 1997.

    In May 1995, the Company sold 975,836 shares of Series A Preferred Stock at $1.55 per share (including 160,764 shares of Series A Preferred Stock sold to Herzog, Heine & Geduld, Inc., a customer of the Company, as a result of the conversion of a loan in the principal amount of $250,000 received from such customer in April 1994) and warrants to purchase 408,479 shares of Series B Preferred Stock at $1.96 per share for an aggregate purchase price of $1,517,500, solely to accredited investors. The warrants to purchase the shares of Series B Preferred Stock were exercised in August 1995 and the Company issued 163,392 shares of Series B Preferred Stock solely to accredited investors. The Company believes that the issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

    In November 1995, the Company issued subordinated debt in the principal amount of $934,500 solely to accredited investors, many of which had participated in the previous preferred stock offerings. Such debt bore interest at 10% per annum and, if not paid by November 30, 1996, automatically converted to Common Stock at a rate of $4.90 per share. Purchasers of the debt received the 1995 Warrants to purchase 190,714 shares of the Company's Common Stock for an aggregate purchase price equal to the principal amount of the debt ($934,500). The 1995 Warrants expire on the earlier of (i) May 31, 1998 and (ii) the closing of the Offering. Accordingly, such warrants will expire if not exercised prior to the consummation of the Offering. The debt was automatically converted to 190,714 shares of Common Stock in November 1996. All interest, which had been accrued on the debt, was forgiven. The Company believes that each issuance and sale of such securities was exempt from registration pursuant to
Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

    In December 1995, the Company issued 17,915 shares of Common Stock to Dr. Fenton Scruggs, a director of the Company and an accredited investor, as a result of the conversion of a loan in the principal amount of $75,000 received from Dr. Scruggs in November 1994. The Company believes that such issuance and sale was exempt from registration pursuant to Section 4(2) of the Securities Act.

    In June 1996, the Company, through Hampshire Securities Corporation, acting as placement agent, issued and sold 60 units of its securities, each consisting of 7,111 shares of Common Stock, one 10% Note in the principal amount of $50,000 and one three-year 1996 Warrant to purchase 2,625 shares of Common Stock at an exercise price equal to $8.46 per share, at $100,000 per unit ($6,000,000 total) solely to accredited investors. The Company believes that each issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Hampshire Securities Corporation received, for its services, a placement fee of 8% of the gross proceeds from the sale of such securities, a warrant to purchase 38,852 shares of Common Stock at an exercise price of $9.44 per share, and reimbursement of certain other expenses.

    On July 15, 1997, the Company, through Hampshire Securities Corporation, acting as placement agent, commenced the offer of 20 units of its securities, each consisting of one 10% Note in the principal amount of $100,000 and one four-year Warrant to purchase 16,000 shares of Common Stock at an exercise price equal to $3.00 per share, at $100,000 per unit ($2,000,000 total) solely to accredited investors. The Company believes that such issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. At the closing of such offering on August 8, 1997, Hampshire Securities Corporation received, for its services, a placement fee of 10% of the gross proceeds from the sale of such securities and reimbursement of certain other expenses.

    The Company's currently outstanding options to purchase 129,400 shares of Common Stock under the 1995 Plan were granted from August 10, 1995 through April 4, 1997 at exercise prices ranging from $0.10 to $4.90 per share, although substantially all of such options are exercisable at $0.10 per share. The Company believes that the issuance of such securities was exempt from registration under Rule 701 under the Securities Act. In addition to the options granted under the 1995 Plan, the Company granted to accredited investors between April 4, 1997 and July 18, 1997 options to purchase 513,200 shares of Common Stock outside of the 1995 Plan at exercise prices ranging from $0.10 to $3.00, 30,000 of which have been cancelled. The Company believes that each such issuance and sale of securities was exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS

    (a) The following exhibits, unless otherwise indicated are filed herewith:


EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

          1    Form of Underwriting Agreement*
        3.1    Certificate of Incorporation of Celerity Systems, Inc.
        3.2    By laws of Celerity Systems, Inc.*
        4.1    Form of Underwriter's Warrant*
        4.2    1995 Stock Option Plan*
        4.3    1997 Stock Option Plan*
        4.4    Form of Stock Certificate*
        4.5    Form of Bridge Warrant*
        4.6    Form of 1996 Warrant*
        4.7    Form of Hampshire Warrant*
        4.8    Form of 1995 Warrant*
        4.9    Letter Agreement dated July 15, 1997, between the Company and Mahmoud Youssefi, including exhibits*
       4.10    Letter Agreement, dated July 11, 1997, between the Company and Dr. Fenton Scruggs*
        5.1    Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP*
       10.1    Employment Agreement, dated January 7, 1997, as amended, between the Company and Kenneth D. Van
               Meter*
       10.2    Employment, Non-Solicitation, Confidentiality and Non-Competition Agreement, dated as of May 1, 1996, between the Company and Glenn West*
       10.3    Termination Agreement, dated as of April 5, 1997, between the Company and Mahmoud Youssefi*
       10.4    Letter Agreements, dated January 6, and October 1, 1997, between the Company and Doyal H. Hodge*
       10.5    Letter Agreement, dated March 13, 1997, between the Company and William Chambers*
       10.6    Letter Agreement, dated July 24, 1997, between the Company and Mark. C. Cromwell*
       10.7    Exclusive OEM/Distribution Agreement, dated March 10, 1995, between the Company and InterSystem
               Multimedia, Inc.*
       10.8    Purchase Order Agreement, dated June 26, 1995, between Tadiran Telecommunications Ltd. and the
               Company*
       10.9    License Agreement, dated as of September 26, 1996, between the Company and En Kay Telecom Co., Ltd.*
      10.10    License Agreement, dated as of February 21, 1997, between the Company and En Kay Telecom Co., Ltd.*
      10.11    Remarketer Agreement, dated as of June 15, 1997, between the Company and Minerva Systems, Inc.*
      10.12    Memorandum of Understanding, dated April 25, 1996, between Integrated Network Corporation and the
               Company*
      10.13    Letter of Agreement, dated March 31, 1993, between the Company and Herzog, Heine & Geduld, Inc. and
               Development Agreement attached thereto*
      10.14    Subcontract Agreement, dated June 26, 1997, between Unisys Corporation and the Company*
      10.15    Lease Agreement for Crossroad Commons, dated November 25, 1996, as amended, between Lincoln
               Investment Management, Inc., as attorney in fact for the Lincoln National Life Insurance Company, and the Company*
         11    Statement re: computation of per share earnings*
       23.1    Consent of Coopers & Lybrand L.L.P

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       23.2    Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in the Opinion filed as Exhibit
               5.1)*
         24    Power of Attorney (included in signature page)*
       24.1    Power of Attorney (included in signature page)*
         27    Financial Data Schedule*


------------------------

*   Previously filed.

ITEM 28. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to

        (i) include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

       (iii) to include any additional or changed material information on the plan of distribution;

        (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of such securities at that time be the initial bona fide offering thereof; and

        (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

    (d) The Registrant hereby undertakes that it will provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrant hereby undertakes that it will:

        (1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

        (2) determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in Knoxville, Tennessee on October 31, 1997.


                                CELERITY SYSTEMS, INC.

                                By:  /s/ Kenneth D. Van Meter
                                     -----------------------------------------
                                     Name: Kenneth D. Van Meter
                                     Title:  President and Chief Executive
                                     Officer


    In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
/s/ Kenneth D. Van Meter          Officer and Chairman of
------------------------------    the Board (Principal        October 31, 1997
Kenneth D. Van Meter              Executive Officer)

/s/ Thomas E. Welch          *  Controller (Principal
------------------------------    Financial and Principal     October 31, 1997
Thomas E. Welch                   Accounting Officer)

/s/ Glenn West               *
------------------------------  Executive Vice President      October 31, 1997
Glenn West                        and Director

/s/ Fenton Scruggs           *
------------------------------  Director                      October 31, 1997
Fenton Scruggs

/s/ Donald Greenhouse        *
------------------------------  Director                      October 31, 1997
Donald Greenhouse

*By:  /s/ Kenneth D. Van
      Meter
      -------------------------
      Kenneth D. Van Meter,
      Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
          1    Form of Underwriting Agreement*
        3.1    Certificate of Incorporation of Celerity Systems, Inc.
        3.2    By laws of Celerity Systems, Inc.*
        4.1    Form of Underwriter's Warrant*
        4.2    1995 Stock Option Plan*
        4.3    1997 Stock Option Plan*
        4.4    Form of Stock Certificate*
        4.5    Form of Bridge Warrant*
        4.6    Form of 1996 Warrant*
        4.7    Form of Hampshire Warrant*
        4.8    Form of 1995 Warrant*
        4.9    Letter Agreement dated July 15, 1997, between the Company and Mahmoud Youssefi, including exhibits*
       4.10    Letter Agreement, dated July 11, 1997, between the Company and Dr. Fenton Scruggs*
        5.1    Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP*
       10.1    Employment Agreement, dated January 7, 1997, as amended, between the Company and Kenneth D. Van
               Meter*
       10.2    Employment, Non-Solicitation, Confidentiality and Non-Competition Agreement, dated as of May 1, 1996, between the Company and Glenn West*
       10.3    Termination Agreement, dated as of April 5, 1997, between the Company and Mahmoud Youssefi*
       10.4    Letter Agreements, dated January 6 and October 1, 1997, between the Company and Doyal H. Hodge*
       10.5    Letter Agreement, dated March 13, 1997, between the Company and William Chambers*
       10.6    Letter Agreement, dated July 24, 1997, between the Company and Mark. C. Cromwell*
       10.7    Exclusive OEM/Distribution Agreement, dated March 10, 1995, between the Company and InterSystem
               Multimedia, Inc.*
       10.8    Purchase Order Agreement, dated June 26, 1995, between Tadiran Telecommunications Ltd. and the
               Company*
       10.9    License Agreement, dated as of September 26, 1996, between the Company and En Kay Telecom Co., Ltd.*
      10.10    License Agreement, dated as of February 21, 1997, between the Company and En Kay Telecom Co., Ltd.*
      10.11    Remarketer Agreement, dated as of June 15, 1997, between the Company and Minerva Systems, Inc.*
      10.12    Memorandum of Understanding, dated April 25, 1996, between Integrated Network Corporation and the
               Company*
      10.13    Letter of Agreement, dated March 31, 1993, between the Company and Herzog, Heine & Geduld, Inc. and
               Development Agreement attached thereto*
      10.14    Subcontract Agreement, dated June 26, 1997, between Unisys Corporation and the Company*
      10.15    Lease Agreement for Crossroad Commons, dated November 25, 1996, as amended, between Lincoln
               Investment Management, Inc., as attorney in fact for the Lincoln National Life Insurance Company, and the Company*
         11    Statement re: computation of per share earnings
       23.1    Consent of Coopers & Lybrand L.L.P
       23.2    Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in the Opinion filed as Exhibit
               5.1)*
         24    Power of Attorney (included in signature page)*
       24.1    Power of Attorney (included in signature page)*
         27    Financial Data Schedule*


------------------------
*   Previously filed.